UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
July 2, 2009

Unify Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1420 Rocky Ridge Drive
Roseville, California 95661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 218-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2009, the merger (the “Merger”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated April 16, 2009 by and among Unify Corporation, a Delaware corporation (“Unify”), UCAC, Inc., a Delaware corporation and wholly-owned subsidiary of Unify (“Merger Sub”), and AXS-One Inc., a Delaware corporation (the “Company”), was consummated.

Pursuant to the Merger Agreement, each outstanding share of the Company’s common stock (“AXS-One Common Stock”) was converted automatically into the right to receive 0.019442 shares of common stock of Unify (“Unify Common Stock”), plus cash in lieu of any fractional shares of Unify Common Stock that would have existed after taking into account all shares of Unify Common Stock to be held by the holder. In addition, each warrant to purchase AXS-One Common Stock (each, a “Company Warrant”) was assumed by Unify and each such assumed Company Warrant was converted into a warrant in substantially the same form as the corresponding Company Warrant to purchase 0.019442 shares of Unify Common Stock per share of AXS-One Common Stock subject to such Company Warrant at an exercise price per share of Unify Common Stock of $0.01. Each option to purchase shares of AXS-One Common Stock (each, a “Company Option”) outstanding was cancelled in exchange for the right to receive an amount, if any, in cash equal to the Change in Control Price (as defined in the Merger Agreement) less the exercise price of such Company Option.

Existing Company convertible notes (the “Old Notes”) were exchanged for 2,100,000 shares of Unify Common Stock, plus or minus the number of shares of Unify Common Stock equal to (i) the “Adjusted Working Capital,” divided by (ii) five (5) (as such number may be appropriately adjusted to reflect stock splits, stock dividends and reverse stock splits of Unify). “Adjusted Working Capital” is defined as the current assets of the Company as of June 30, 2009 less the current liabilities of the Company as of June 30, 2009, subject to certain adjustments provided in the Merger Agreement. The holders of Old Notes shall also be eligible to receive additional shares of Unify Common Stock based on the performance of the Company’s net license revenue for the period commencing on June 30, 2009 and ending on July 31, 2010.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

     The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than seventy-one (71) calendar days after the date this Current Report on Form 8-K is filed.

(b) Pro Forma Financial Information

     The pro forma financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than seventy-one (71) calendar days after the date this Current Report on Form 8-K is filed.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and Among Unify Corporation, UCAC, Inc. and AXS-One, Inc. dated April 16, 2009 (incorporated by reference to Current Report on Form 8-K, filed by Unify Corporation with the Securities and Exchange Commission on April 20, 2009).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2009

By:	/s/ Steven Bonham

Steven Bonham Vice President and CFO (Principal Financial and Accounting Officer)